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                                                                     EXHIBIT 5.1

                          OPINION OF RONALD A. WOESSNER

                          [ZIX CORPORATION LETTERHEAD]

                                  July 18, 2003

Zix Corporation
2711 North Haskell Avenue
Suite 2300, LB 36
Dallas, Texas 75204-2960

Ladies and Gentlemen:

         I have acted as General Counsel to Zix Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,798,613 shares (the "Shares") of the Company's common stock, $.01 par value per share, consisting of shares of our common stock and shares issuable under certain warrants held by the selling shareholders as described in the registration statement of the Company on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about July 21, 2003.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that such Shares, when issued, will be validly issued, fully paid and nonassessable upon issuance. I consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Ronald A. Woessner

                                         Ronald A. Woessner
                                         Senior Vice President, General Counsel
                                         and Secretary for Zix Corporation